Exhibit 99.6

JOINT FILING AGREEMENT

July 31, 2008

1.           Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Patriot Coal Corporation (the "Company").  Each of the undersigned shall be responsible for the accuracy and completeness of the information concerning himself or itself therein, and shall not be responsible for the accuracy and completeness of the information concerning any other person, unless such member knows or has reason to know that such information is inaccurate.

2.           So long as this agreement is in effect, each of the undersigned shall provide written notice to the persons listed on Annex A hereto of (i) any of their purchases or sales of securities of the Company; (ii) any securities of the Company over which they acquire or dispose of beneficial ownership, and (iii) any other matter giving rise to the need to amend any item of the Schedule 13D relating to such person. Notice shall be given as promptly as practicable, but not later than two business days following each such transaction.

3.           Except as provided in paragraph 4, nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party's right to sell securities of the Company, as he/it deems appropriate, in his/its sole discretion.

4.           The undersigned, except for Cascade Investment, L.L.C. and William H. Gates III (neither of which is granting a power of attorney pursuant to this Agreement), hereby appoints Daniel R. Revers and Robb E. Turner, and each of them, with full power of substitution and resubstitution, to be such person's true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D and any amendments thereto and any related agreement or documentation which may be required or advisable to be executed or filed as a result of the undersigned's beneficial ownership of securities of the Company.  The authority of such persons under this power of attorney shall continue with respect to the undersigned in perpetuity unless revoked earlier in writing.  Such attorneys-in-fact shall be responsible for making any necessary amendments to the Schedule 13D and shall use their reasonable best efforts to submit drafts of such filings to the undersigned for review and comment as soon as reasonably practicable prior to the filing of any such amendment.

5.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.           This Agreement shall be governed by and construed by and enforced in accordance with the laws of the State of New York applicable to contracts to be performed in such state without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

7.           In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the borough of Manhattan in the city of New York, New York.

8.           Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the undersigned have duly executed this Joint Filing Agreement as of the date first above written.

ARCLIGHT ENERGY PARTNERS FUND I, L.P.
By: ArcLight PEF GP, LLC, its
General Partner
By: ArcLight Capital Holdings,
LLC, its Manager
By:	/s/Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

ARCLIGHT ENERGY PARTNERS FUND II, L.P.
By: ArcLight PEF GP II, LLC,
its General Partner
By: ArcLight Capital Holdings, LLC,
its Manager
By:	/s/Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

ARCLIGHT PEF GP, LLC

By: ArcLight Capital Holdings, LLC,
its Manager
By:	/s/Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

ARCLIGHT PEF GP II, LLC

By: ArcLight Capital Holdings, LLC,
its Manager
By:	/s/Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

ARCLIGHT CAPITAL HOLDINGS, LLC

By:	/s/Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

/s/Daniel R. Revers
Daniel R. Revers

/s/Robb E. Turner
Robb E. Turner

/s/John F. Erhard
John. F. Erhard

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC
By:	/s/Ghislain Gauthier
Name: Ghislain Gauthier
Title: Senior Vice-President

By:	/s/Cyrille Vittecoq
Name: Cyrille Vittecoq
Title: Vice-President, Investments

CASCADE INVESTMENT, L.L.C.
By:	/s/Michael Larson
Name: Michael Larson
Title: Business Manager

WILLIAM H. GATES III

By:	/s/Michael Larson
Name: Michael Larson (1)
Title: Attorney-in-fact

CITIGROUP CAPITAL PARTNERS II 2006
CITIGROUP INVESTMENT, L.P.
By: Citigroup Private Equity LP,
its general partner
By:	/s/Jason Ment
Name: Jason Ment
Title: Secretary

CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER
FUND, L.P.
By: Citigroup Private Equity LP, its
general partner
By:	/s/Jason Ment
Name: Jason Ment
Title: Secretary

CITIGROUP CAPITAL PARTNERS II ONSHORE, L.P.
By: Citigroup Private Equity LP,
its general partner
By:	/s/Jason Ment
Name: Jason Ment
Title: Secretary

CITIGROUP CAPITAL PARTNERS II CAYMAN
HOLDINGS, L.P.
By: Citigroup Private Equity LP,
its general partner
By:	/s/Jason Ment
Name: Jason Ment
Title: Secretary

CITIGROUP PRIVATE EQUITY LP

By:	/s/Jason Ment
Name: Jason Ment
Title: Secretary

CITIGROUP ALTERNATIVE INVESTMENTS LLC

By:	/s/Jason Ment
Name: Jason Ment
Title: Assistant Secretary

CITIGROUP INVESTMENTS INC.

By:	/s/Millie Kim
Name: Millie Kim
Title: Secretary

CITIGROUP INC.

By:	/s/Riqueza V. Feaster
Name: Riqueza V. Feaster
Title: Assistant Secretary

HOWARD HUGHES MEDICAL INSTITUTE
By:	/s/Craig A. Alexander
Name: Craig A. Alexander
Title: Vice President & General Counsel

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY
By:	/s/Howard Stern
Name: Howard Stern
Title: Its Authorized Representative

THE BOARD OF TRUSTEES OF THE LELAND STANFORD
JUNIOR UNIVERSITY

By: The Stanford Management Company,
        a division thereof

By:	/s/Mark H. Hayes
Name: Mark H. Hayes
Title: Manager of Natural
Resources Investments

/s/Paul Vining
Paul Vining

/s/Timothy Elliott
Timothy Elliott

/s/David Turnbull
David Turnbull

/s/Richard Verheij
Richard Verheij

/s/Tom McQuade
Tom McQuade

/s/B. Scott Spears
B. Scott Spears

/s/Keith St. Clair
Keith St. Clair

/s/Robert Bennett
Robert Bennett

/s/Dwayne Francisco
Dwayne Francisco

(1) )   Duly authorized under Special Power of Attorney appointing Michael Larson attorney-in-fact, dated February 3, 2006, by and on behalf of William H. Gates III, filed as Exhibit 99.1 to Cascade Investment, L.L.C.’s Amendment No. 2 to Schedule 13G with respect to Arch Capital Group Ltd. on March 7, 2006, SEC File No. 005-45257, and incorporated by reference herein.

Annex A

Address for Notices

ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention: Christine M. Miller
Associate General Counsel
Fax:  617-867-4698

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10022
Attention: Sean C. Doyle
Fax: 212-735-3000